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                                                                    Exhibit 3(a)


                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                           CENTURY SOUTH BANKS, INC.


                                      I.

     The name of the corporation is CENTURY SOUTH BANKS, INC.

                                      II.

     The corporation shall have perpetual duration.

                                     III.

     The corporation shall be organized under the Georgia Business Corporation Code and shall be operated for a profit.

                                      IV.

     The nature of the business and the objects and purposes to be transacted, promoted or carried on by the corporation are to act as a bank holding company and to engage in any lawful act or activity for which corporations may be organized under the Georgia Business Corporation Code.

     In addition to and not in limitation of the general powers conferred by the Georgia Business Corporation Code and the principal business stated above, the corporation shall have the following powers:

     (a) To purchase or otherwise acquire, hold, sell, exchange, pledge, hypothecate, underwrite, deal in and dispose of shares, bonds, notes, debentures, or other evidences of indebtedness and obligations and securities of any corporation, company, association, partnership, syndicate, entity or person.

     (b) To purchase or otherwise acquire, hold, exchange, pledge, hypothecate, sell, deal in, and dispose of mortgages covering any kind of property, tax liens, and transfers of tax liens on real estate.

     (c) To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or corporations with any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business or transaction deemed necessary, convenient or incidental to the carrying out of any of the purposes of the corporation.

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     (d)  The corporation shall have the power to conduct any and all other businesses and engage in any other activities not specifically prohibited to corporations for profit under the laws of the State of Georgia, and the corporation shall have all powers necessary to conduct such businesses and engage in such activities.

                                      V.

     The corporation shall have authority to issue 30,000,000 shares of common stock, par value $1.00 per share.

                                      VI.

     The corporation shall not commence business until it shall have received not less than $500.00 in payment for the issuance of shares of stock.

                                     VII.

     The initial registered office of the corporation shall be 200 W. Main Street, Dahlonega, Georgia 30533. The initial registered agent of the corporation at such address shall be RUSSELL IVIE.

                                     VIII.

     The corporation initially shall have ten (10) shareholders and the initial Board of Directors shall consist of ten (10) members who shall be:

Name                                                   Address
----                                                   -------
Marvin Anderson                              Route 1
                                             Dahlonega, Georgia  30533

James A. Faulkner                            Route 2
                                             Dahlonega, Georgia 30533

T. T. Folger, Jr.                            Box 98
                                             Murrayville, Georgia 30564

Sherman Green                                Box 67
                                             Dahlonega, Georgia 30533

Russell Ivie                                 110 Houseley Drive
                                             Dahlonega, Georgia 30533

Virginia B. Moore                            309 Skyline Drive
                                             Dahlonega, Georgia 30533

J. E. Owens                                  Box 125
                                             Dahlonega, Georgia 30533

E. Paul Stringer                             Box 367
                                             Dahlonega, Georgia 30533

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Forrest Sisk, Jr.                            Box 175
                                             Dahlonega, Georgia 30533

James H. Sanders                             Box 60
                                             Dahlonega, Georgia 30533


                                     IX.

     The names and addresses of the Incorporators are:

     Name                                    Address
     ----                                    ------
Marvin Anderson                              Route 1
                                             Dahlonega, Georgia 30533

James A. Faulkner                            Route 2
                                             Dahlonega, Georgia 30533

T. T. Folger, Jr.                            Box 98
                                             Murrayville, Georgia 30564

Sherman Green                                Box 67
                                             Dahlonega, Georgia 30533

Russell Ivie                                 110 Houseley Drive
                                             Dahlonega, Georgia 30533

Virginia B. Moore                            309 Skyline Drive
                                             Dahlonega, Georgia 30533

J. E. Owens                                  Box 125
                                             Dahlonega, Georgia 30533

Paul Stringer                                Box 367
                                             Dahlonega, Georgia  30533

Forrest Sisk, Jr.                            Box 175
                                             Dahlonega, Georgia  30533

James H. Sanders                             Box 60
                                             Dahlonega, Georgia  30533

                                      X.

     The corporation may, upon the adoption of a resolution by its Board of Directors, purchase its own shares to the extent of unreserved and unrestricted capital surplus available for said purchase.

                                      XI.

     The Board of Directors of the corporation may, if it deems it advisable, oppose a tender or other offer for the corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider all or any of the following:

                (a) whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation;

                (b) whether a more favorable price could be obtained for the corporation's securities in the future;

                (c) the impact which an acquisition of the corporation would have on the employees, depositors and customers of the corporation and its subsidiaries and the communities which they serve;

                (d) the reputation and business practices of the offeror and its management and affiliates;

                (e) the value of the securities, if any, that the offeror is offering in exchange for the corporation's securities, based on an analysis of the worth of the corporation as compared to the offeror or any other entity whose securities are being offered; and

                (f) any antitrust or other legal or regulatory issues that are raised by the offer.


     If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: (i) advising shareholders not to accept the offer; (ii) litigation against the offeror; (iii) filing complaints with governmental and regulatory authorities; (iv) acquiring the corporation's securities; (v) selling or otherwise issuing authorized but unissued securities of the corporation or treasury stock or granting options or rights with respect thereto; (vi) acquiring a company to create an antitrust or other regulatory problem for the offeror; and (vii) soliciting a more favorable offer from another individual or entity.


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                                     XII.

     The directors of the corporation shall have no personal liability to the corporation or its shareholders for monetary damages for breach of the duty of care or other duty as a director resulting from any act or omission other than personal liability of a director for:

     (i) Any appropriation, in violation of his duties of any business opportunity of the corporation;

     (ii) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

     (iii) the types of liability set forth in Section 14-2-154 of the Georgia Business Corporation Code; or

     (iv) Any transactions from which the director, derived an improper personal benefit.



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